THIS SURRENDER AND RELEASE AGREEMENT dated as of September 19, 2006, made by and between 760-24 WESTCHESTER AVENUE, LLC and 800-60 WESTCHESTER AVENUE, LLC both having an office in care of RPW Group, Inc., 800 Westchester Avenue, Rye Brook, New York 10573 (hereinafter referred to collectively as "Lessor") and TRIARC COMPANIES, INC., having an office at 280 Park Avenue, New York, New York 10017 (hereinafter referred to as "Lessee");

                               W I T N E S S E T H

     WHEREAS, Lessor is the owner of the building and real property commonly known as and located at 800 Westchester Avenue, Rye Brook, New York 10573 (the "Building");

     WHEREAS, Lessor and Lessee entered into that certain lease dated December 22, 2004 (the "Lease"), for the entire Seventh (7th) floor in the Building and consisting of Fifty-Two Thousand, Nine Hundred and Sixty (52,960) rentable square feet (hereinafter referred to as the "Demised Premises") for a term which expires on December 31, 2015;

     WHEREAS, Lessee has never taken occupancy of the Demised Premises for the conduct of its business and desires to surrender all of its right title and interest in and to the Lease and Demised Premises and has agreed to vacate the Demised Premises and tender possession thereof to Lessor as of the Surrender Date (as hereinafter defined) and Lessor has agreed to release Lessee from all of its covenants and obligations under the Lease with respect to the Demised Premises as of the Surrender Date, subject however to the strict compliance by Lessee of the terms hereinafter specifically set forth and provided that Lessee pays Lessor an early termination fee in the sum of Four Million, Four Hundred and Thirty-One Thousand, Forty-Two and 00/100 ($4,431,042.00) Dollars (the "Termination Fee");

     NOW, THEREFORE, in consideration of the mutual agreements of the parties hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        ARTICLE-1 SURRENDER AND RELEASE OF THE DEMISED PREMISES

     SECTION 1.01.A. Commencing on the Surrender Date, Lessee hereby surrenders all of its right title and interest in and to the Lease and the Demised Premises together with the leasehold estate thereof and agrees that Lessor shall have the right to possession of the Demised Premises, from and after the Surrender Date and the Lease is hereby terminated, null and void and of no further force and effect. Provided that Lessee has paid Lessor the Termination Fee by bank check or wire transfer on or before the Surrender Date and Lessee has vacated and surrendered possession of the Demised Premises on or before the Surrender Date and except for those matters with respect to the Demised Premises which pursuant to the Lease expressly survive its expiration or sooner termination, Lessor hereby releases and discharges Lessee from each and every covenant, duty, debt, liability and obligation on Lessee's part to be performed, pursuant to the Lease with respect to the Demised Premises, that may accrue and become performable, due or owing from and after the Surrender Date, except for the those covenants, duties, debts, liabilities and obligations which pursuant to the Lease expressly survive the expiration or sooner termination thereof.

     B. Commencing on the Surrender Date, and except for those matters with respect to the Demised Premises which pursuant to the Lease expressly survive its expiration or sooner termination, Lessee hereby releases and discharges Lessor from each and every covenant, duty, debt, liability and obligation on Lessor's part to be performed, pursuant to the Lease with respect to the Demised Premises from and after the Surrender Date, including, but not limited to, and without limiting the generality of the foregoing, Lessor's obligation to pay Lessee the Alteration Fund and Supplemental Alteration Fund (as those terms are defined in the Lease).

     SECTION 1.02. As used herein the term "Surrender Date" shall mean the date hereof.

                            ARTICLE-2 REPRESENTATIONS

     SECTION 2.01. Lessee, for itself and its legal representatives, successors and assigns, covenants and represents to Lessor as follows:

          (a) Lessee has full right, authority and power to surrender all of its right, title and interest in and to the Lease and the Demised Premises; and

          (b) The Lease is in full force and effect, and has not been modified, supplemented, canceled or amended in any respect, and Lessee has not assigned, transferred, pledged or otherwise encumbered all or any part of its right, title and interest in and to the Lease and the Demised Premises, and the Lease and Demised Premises are now and will, on the Surrender Date be free and clear of any liens and encumbrances made by Lessee; and

          (c) Lessee represents that it is not on the date hereof, be in default under any of the terms of the Lease, having performed all of the obligations imposed upon it thereunder; and

          (d) Lessee has no knowledge of any default in the performance and observance of any obligations contained in the Lease, to be kept, observed and performed by Lessee, or any condition, which with the giving of notice or passage of time, or both, would constitute a default under the Lease.

     SECTION 2.02. Lessor, for itself and its legal representatives, successors and assigns, covenants and represents to Lessee as follows:

          (a) Lessor has full right, authority and power to enter into this Agreement; and

          (b) The Lease is in full force and effect, and has not been modified, supplemented, canceled or amended in any respect; and

          (c) To the best of Lessor's knowledge, without independent investigation, Lessee is not on the date hereof in default under any of the terms of the Lease, having performed all of the obligations imposed upon it thereunder.

          (d) Lessor has obtained all third party consents necessary in connection with entering into this Agreement.

                           ARTICLE 3 - BINDING EFFECT

     SECTION 3.01. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of each party.

                           ARTICLE 4 -ATTORNEYS' FEES

     SECTION 4.01. Should any party to this Agreement bring suit to enforce the terms of this Agreement, the prevailing party in any such action shall be entitled to its reasonable attorneys' fees, including costs of litigation. Each party hereto shall bear its own costs and expenses (including legal) incurred in connection with preparing and negotiating this Agreement.

                            ARTICLE 5 -MISCELLANEOUS

     SECTION 5.01. This Agreement shall be governed in accordance with the laws of the State of New York. Any action concerning any of the matters set forth in this agreement shall be tried in the State of New York, County of Westchester.

     SECTION 5.02. This Agreement represents the entire agreement, and supercedes all prior agreements, arrangements and understandings between the parties with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be waived, amended, supplemented or otherwise modified without the written agreement of both parties.

     SECTION 5.03. Simultaneously with the execution hereof, Lessor has delivered to Lessee The Union Labor Life Insurance Company's consent to this Agreement.

     IN WITNESS WHEREOF, this Surrender and Release Agreement has been executed by the duly authorized representatives of Lessor and Lessee as of the date first above written.
                        760-24 WESTCHESTER AVENUE, LLC, (Lessor)
                        By: 24 South Third Avenue Corp., its sole member


                        By:  ROBERT P. WEISZ
                             ---------------------------------------------------
                             Name:  Robert P. Weisz
                             Title: President

                        800-60 WESTCHESTER AVENUE, LLC, (Lessor)
                        By: 60-3RD Ave. Corp., its sole member


                        By:  ROBERT P. WEISZ
                             ---------------------------------------------------
                             Name:  Robert P. Weisz
                             Title: President

                        TRIARC COMPANIES, INC.,  (Lessee)


                        By: FRANCIS T. MCCARRON
                            ----------------------------------------------------
                            Name:   Francis T. McCarron
                            Title:  Executive Vice President & Chief
                                    Financial Officer

STATE OF NEW YORK      )
                       )ss.:
COUNTY OF WESTCHESTER  )

               On this 19th day of September, 2006, before me, the undersigned, personally appeared ROBERT P. WEISZ, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are)  subscribed  to  the  within   instrument  and  acknowledged  to  me  that
he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.



                          JANET A. ENRIGHT
                          ----------------

                           Notary Public


STATE OF NEW YORK      )
                       )ss.:
COUNTY OF NEW YORK     )

               On this 19th day of September, 2006, before me, the undersigned, personally appeared Francis T. McCarron , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are)  subscribed  to  the  within   instrument  and  acknowledged  to  me  that
he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person on behalf of which the individual(s) acted, executed the instrument.


                           DEBORAH Y. WOLF
                           ---------------

                           Notary Public